UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Baron ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, 49th Floor

New York, NY 10153

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, par value per share of $0.001, of:
Baron Risk Optimized Large Cap ETF	The New York Stock Exchange	41-5255497

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-289683

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.001 per share, of the Baron Risk Optimized Large Cap ETF, a series of Baron ETF Trust (the “Trust” or “Registrant”) to be registered hereunder, is set forth in Post-Effective Amendment No. 8 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-289683; 811-24115) filed on May 19, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on August 18, 2025.

2.

The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-25-231886), as filed with the Securities and Exchange Commission on October 6, 2025.

3.

The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (Accession No. 0000930413-25-000091) filed with the Securities and Exchange Commission on August 18, 2025.

4.

The Trust’s Amended and Restated Schedule A to the Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to the Trust’s Registration Statement on Form N-1A (Accession No. 0001193125-26-230341) filed with the Securities and Exchange Commission on May 19, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 20th day of May, 2026.

BARON ETF TRUST

By:	/s/ Kristine Treglia
Name:	Kristine Treglia
Title:	Chief Legal Officer